EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 9, 2011, relating to the financial statements and financial statement schedules, which appears in Alpha and Omega Semiconductor Limited's Annual Report on Form 10-K for the year ended June 30, 2011.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 6 , 2013